Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2004, except with respect to the matters described in the fifth paragraph of the report, as to which the date is October 8, 2004, accompanying the consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows of Global Crossing Limited and subsidiaries (the “Company”), for the period from December 10, 2003 to December 31, 2003 (Successor Company operations) and for the period from January 1, 2003 to December 9, 2003 (Predecessor Company operations) and the related financial statement schedule included in the Annual Report of Global Crossing Limited on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in this Registration Statement and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

New York, New York

April 19, 2006